Exhibit 10.1
THIRD AMENDMENT TO THE
LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF
ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC
DESIGNATION OF ADDITIONAL
6.750% SERIES A FIXED-TO-FLOATING RATE
CUMULATIVE REDEEMABLE PREFERRED UNITS
AND
6.250% SERIES B FIXED-RATE RESET
CUMULATIVE REDEEMABLE PREFERRED UNITS

January 20, 2022

Pursuant to Sections 4.2 and 12.1 of the Limited Liability Company Operating Agreement of Ellington Financial Operating Partnership LLC (the “Operating Agreement”), the Managing Member hereby amends the Operating Agreement as follows:

1.The First Amendment to the Operating Agreement is amended by deleting Section 1 and replacing it with the following:

“1. Designation and Number. A series of Preferred Units (as defined below), designated the “6.750% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 8,600,000.”

2.The Second Amendment to the Operating Agreement is amended by deleting Section 1 and replacing it with the following:

“1. Designation and Number. A series of Preferred Units (as defined below), designated the “6.250% Series B Fixed-Rate Reset Cumulative Redeemable Preferred Units” (the “Series B Preferred Units”), is hereby established. The number of authorized Series B Preferred Units shall be 8,800,000.”

3.Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Operating Agreement.

4.Except as modified herein, all terms and conditions of the Operating Agreement shall remain in full force and effect, which terms and conditions the Managing Member hereby ratifies and confirms.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.
MANAGING MEMBER:

ELLINGTON FINANCIAL INC.,
                            a Delaware corporation

By: /s/ Laurence Penn
Name: Laurence Penn
Title: Chief Executive Officer